
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Institutional Mortgage Fund Limited Partnership Financial Statements for the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1997
<CASH>                                       1,110,110
<SECURITIES>                                         0
<RECEIVABLES>                               24,138,449
<ALLOWANCES>                              (16,524,000)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                87,960
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,812,519
<CURRENT-LIABILITIES>                           25,200
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     8,787,319<F1>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 8,812,519
<SALES>                                              0
<TOTAL-REVENUES>                             1,297,664
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                97,290
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,200,374<F2>
<EPS-PRIMARY>                                        0<F2>
<EPS-DILUTED>                                        0<F2>

<F1>Represents Limited Partners equity of $8,999,051 and General Partners deficit of ($211,732), respectively.
<F2>Net income allocated $12,004 to the General Partners and $1,188,370 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $39.53 on 30,059 Units outstanding.

